UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

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TRANSCOMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-33355 (Commission File Number)	54-2032355 (I.R.S. Employer Identification No.)

4235 Innslake Drive Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 2, 2007, the Boards of Directors of TransCommunity Financial Corporation (“TransCommunity”) and Community Bankers Acquisition Corp. (“Community Bankers”) announced that the Community Bankers board of directors following consummation of their previously announced proposed merger will consist of the following directors:  Eugene S. Putnam, Jr., Gary A. Simanson (Vice Chairman), Keith Walz and Chris A. Bagley, all currently directors of Community Bankers, and Troy A. Peery, Jr. (Chairman), Bruce B. Nolte, Richard F. Bozard, Christopher G. Miller, Robin Traywick Williams and Jack C. Zoeller, all directors of TransCommunity.

Upon consummation of the merger, Stewart Paperin, currently a director of Community Bankers, will no longer serve as a director of Community Bankers and John W. Pretlow, Jr., Stuart C. Siegel and John C. Watkins, currently directors of TransCommunity, as well as John J. Sponski, will not serve as directors of the resulting corporation following the merger.

TransCommunity also announced the resignation of John J. Sponski as a member of its board of directors, effective November 1, 2007.  Mr. Sponski will continue to serve TransCommunity as a member of its advisory board.

A copy of the joint press release announcing the appointment of Mr. Bagley to the Community Bankers board of directors, the resignation of John J. Sponski as a director of TransCommunity and the composition of the Community Bankers board of directors following consummation of the proposed merger is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCOMMUNITY FINANCIAL CORPORATION

Date:	November 2, 2007	By: /s/ Bruce B. Nolte

Bruce B. Nolte

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 2, 2007.